Exhibit 23.7

[Letterhead of Resource Development Inc.]

CONSENT OF RESOURCE DEVELOPMENT INC.

The undersigned, Resource Development Inc., hereby states as follows:

Our firm assisted with a review, completed in 2005 (the “2005 Review”) of metallurgical testwork and of a feasibility study, concerning the Paredones Amarillos property, for Vista Gold Corp. (the “Company”), portions of which are summarized under the caption “Item 2. Properties — Paredones Amarillos — Preliminary Feasibility Study” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 (the “Form 10-K”), which in turn is incorporated by reference in this Registration Statement on Form S-8 (this “Registration Statement”), to be filed with the United States Securities and Exchange Commission.

We hereby consent to the incorporation by reference in this Registration Statement of the summary information concerning the 2005 Review, including the reference to our firm included with such information, as set forth above in the Form 10-K.

Resource Development Inc.

By:	/s/ Deepak Malhotra
	Name:	Dr. Deepak Malhotra
	Title:	President

Date: March 27, 2006